SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. 1)


Filed by the Registrant                      [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                  VidaMed, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                                 VIDAMED, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 7, 1998


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VidaMed, Inc., a Delaware Corporation (the "Company"), will be held on Thursday, May 7, 1998 at 10:00 a.m., local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, for the following purposes:

       1. To elect directors to serve for the ensuing year and until their successors are elected.

       2. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares to a new total of 400,000 shares.

       3. To approve an amendment to the Company's 1992 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,200,000 shares to a new total of 4,300,000 shares.

       4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998.

       5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on March 31, 1998 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.


                                        Very truly yours,



                                        /s/ David J. Illingworth
                                        David J. Illingworth
                                        President and Chief Executive Officer

Fremont, California
April 6, 1998

--------------------------------------------------------------------------------
                                   IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
--------------------------------------------------------------------------------


                         THANK YOU FOR ACTING PROMPTLY.

                                 VIDAMED, INC.

                                PROXY STATEMENT


                INFORMATION CONCERNING SOLICITATION AND VOTING


General

     The enclosed proxy is solicited on behalf of the Board of Directors of VidaMed, Inc. (the "Company" or "VidaMed") for use at the Annual Meeting of Stockholders to be held Thursday, May 7, 1998 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. The telephone number at the meeting location is (650) 598-9000. The Company's telephone number at its principal executive offices is (510) 492-4900.

     These proxy solicitation materials were mailed on or about April 6, 1998 to all Stockholders entitled to vote at the Annual Meeting.


Record Date and Stock Ownership

     Stockholders of record of the Company's Common Stock at the close of business on March 31, 1998 are entitled to notice of, and to vote at, the Annual Meeting. As of March 31, 1998, 15,255,292 shares of the Company's Common Stock, $0.001 par value (the "Common Stock") were issued and outstanding and held of record by approximately 265 stockholders.

     The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of March 31, 1998, for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group.




                                              Shares
                                           Beneficially         Approximate
Name and Address of Beneficial Owner         Owned(1)       Percent of Total(2)
----------------------------------------- --------------   --------------------

   Zesiger Capital Group LLC
   320 Park Avenue
   New York, NY 10022 ...................   1,604,050            10.52%
   INVESCO Funds Group Inc.
   7800 East Union Avenue, Mail Stop 1102
   Denver, CO 80237 .....................   1,052,632            6.900%
   Stuart D. Edwards(3)
   Somnus Medical Technologies, Inc.
   285 N. Wolfe Road
   Sunnyvale, CA 94086 ..................     313,349             2.05%
   John N. Hendrick(4) ..................     126,394                *
   James A. Heisch(5)
   7197 Wooded Lake Drive
   San Jose, CA 95120 ...................     100,488                *
   Michael H. Spindler(6)
   Esquisse, Inc.
   1717 Embarcadero Road
   Palo Alto, CA 94303 ..................      24,725                *
   Richard D. Brounstein ................      13,408                *

                                                                 Shares
                                                              Beneficially         Approximate
Name and Address of Beneficial Owner                            Owned(1)       Percent of Total(2)
------------------------------------------------------------ --------------   --------------------
       Wayne I. Roe(7)
       Covance
       1100 New York Avenue NW, Suite 200E
       Washington, DC 20005 ................................       3,797                  *
       Patricia S. Garfield ................................       3,000                  *
       Carol A. Chludzinski ................................       2,954                  *
       Franklin D. Brown(8)
       33691 Magellan Isle
       Monarch Beach, CA 92629 .............................       1,389                  *
       Robert Erra(9)
       MCG Healthcare
       608 2nd Avenue South, Suite 370
       Minneapolis, MN 55402 ...............................       1,389                  *
       John V. Scibelli, Ph.D.(10)
       2343 Country Club Loop
       Denver, CO 80234 ....................................         833                  *
       David J. Illingworth ................................           0                  *
       All executive officers and directors as a group
        (14 persons) (3)(4)(5)(6)(7)(8)(9)(10)(11) .........     700,630               4.59%

------------
  * Represents beneficial ownership of less than 1%.
 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
 (2) Applicable percentage ownership is based on 15,255,292 shares of Common Stock outstanding as of March 31, 1998 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to the options currently exercisable, or exercisable within 60 days after March 31, 1998, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
 (3) Includes 268,905 shares held by Mr. Edwards and options to purchase up to 44,444 shares exercisable within 60 days after March 31, 1998.
 (4) Includes 38,663 shares held by Mr. Hendrick and options to purchase up to 87,731 shares exercisable within 60 days after March 31, 1998.
 (5) Includes 59,376 shares held by Mr. Heisch and options to purchase up to 41,112 shares exercisable within 60 days after March 31, 1998.
 (6) Includes options to purchase up to 24,725 shares exercisable within 60 days after March 31, 1998.
 (7) Includes options to purchase up to 3,797 shares exercisable within 60 days after March 31, 1998.
 (8) Includes options to purchase up to 1,389 shares exercisable within 60 days after March 31, 1998.
 (9) Includes options to purchase up to 1,389 shares exercisable within 60 days after March 31, 1998.
(10) Includes options to purchase up to 833 shares exercisable within 60 days after March 31, 1998.
(11) Includes options to purchase up to 24,725 shares exercisable within 60 days after March 31, 1998.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, CO 80215-5513 (Attention: Proxy Department) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.


Voting and Solicitation

     Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for approval of the amendment to the 1995 Employee Stock Purchase Plan and reservation of an additional 200,000 shares for issuance thereunder, for approval of the amendment to the 1992 Stock Plan and reservation of an additional 1,200,000 shares for issuance thereunder, for ratification of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.


Deadline for Receipt of Stockholder Proposals for 1999 Annual Meeting

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than November 30, 1998 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS


     A board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. All nominees are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them in accordance to assure the election of as many of the Board's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.

     The Board of Directors recommends a vote FOR the nominees listed below:


                                                              Director
        Name of Nominee           Age                   Principal Occupation                  Since
------------------------------   -----   -------------------------------------------------   ------
David J. Illingworth .........    44     President, Chief Executive Officer and Director      1998
Franklin D. Brown ............    54     Director                                             1997
Stuart D. Edwards ............    52     Director                                             1992
Robert Erra ..................    55     Director                                             1997
Wayne I. Roe .................    48     Director                                             1997
John V. Scibelli .............    52     Director                                             1998
Michael H. Spindler ..........    55     Director                                             1994

     Mr. Illingworth became President and Chief Executive Officer of the Company in April 1998 and has served as a director of the Company since February 1998. From January 1993 through March 1998, Mr. Illingworth has held positions with Nellcor Puritan Bennett, Inc., a wholly owned subsidiary of Mallinckrodt Inc., most recently serving as Executive Vice President and President, Alternative Care Business. From September 1991 until December 1992, he served as a General Manager of G.E. Medical Systems. He holds a B.S. in Engineering from Texas A&M University.

     Mr. Brown has served as a director of the Company since December 1997. Mr. Brown has been the Chairman and President of FDB Healthcare Consulting since October 1997. Previously, Mr. Brown served as Chairman of the Board, President and Chief Executive Officer of Imagyn Medical, Inc. from October 1994 to September 1997. From 1986 to 1994, Mr. Brown served as President and Chief
Executive Officer of Pharmacia Deltec, Inc. Mr. Brown serves on the Board of Directors of the following publicly traded companies: Cardiovascular Dynamics, Inc. and Xillix Technologies, Inc.

     Mr. Edwards, a co-founder of the Company, served as President and Chief Executive Officer of the Company since its founding in July 1992 until March 1996. Mr. Edwards has served as Chairman of the Board, President and Chief Executive Officer of Somnus Medical Technologies, Inc., a publicly traded company, since January 1996. From July 1992 to May 1995, Mr. Edwards also served as Chairman of the Board of VidaMed. From December 1989 until October
1992, Mr. Edwards was Vice President and Chief Technical Officer of EP Technologies, Inc., a developer and manufacturer of electrophysiology devices. Prior to joining EP Technologies, Mr. Edwards was Director of Development of Applied Immune Sciences, Inc. Mr. Edwards previously held positions with Control Data Corporation, AVI Corporation, UFE Corporation, Abbott Laboratories, Ideal Toy Corporation and Baxter Healthcare Corporation. Mr. Edwards holds a Certificate in Mechanical Engineering from the Union of Educational Institutions in England.

     Mr. Erra has served as a director of the Company since December 1997. Since November 1993, Mr. Erra has been a partner of MCG/Healthcare, a health care consulting firm. Previously, he was Senior Vice President and Director of Clinic Operations at the Scripps Clinic and Research Foundation. Mr. Erra also previously served as President of Western Health Plans, a health maintenance and preferred provider organization. He was also the founding chairman of TheraTx, Inc. He is currently a director of Edix Corp. and Hospitalists, Inc.

     Mr. Roe has served as a director of the Company since May 1997. Mr. Roe has been Chairman at Covance Health Economics and Outcomes Services, Inc. (formerly, Health Technology Associates, Inc. ("HTA")) since 1989. Prior to founding HTA, Mr. Roe directed the Medical Technology Consulting Group at Lewing and Associates. From 1978 to 1984, Mr. Roe served as a Director and Vice President of Economic Research and Health Policy at the Health Industry Manufacturer's Association where he directed all research and policy development related to the effects of changing reimbursement and health care affecting medical products. Mr. Roe has authored numerous articles on policy and market factors affecting medical and product utilization. He has also served as a consultant and an adviser to the Medicare program, the Blue Cross and Blue Shield Association, and the United States Congress. Mr. Roe holds a B.A. in Economics from Union College, an M.A. in Economics from the University of Maryland, and an M.A. in Political Economics from the State University of New York at Albany.

     Dr. Scibelli has served as a director of the Company since February 1998. Dr. Scibelli held several positions with Valleylab, Inc., formerly a division of Pfizer, Inc., from October 1989 to January 1998 including Vice President Operations, Senior Vice President Operations and Research & Development, Vice President--General Manager USA and, most recently, President. Dr. Scibelli received a B.S. in Chemistry from Long Island University and a Ph.D. in Chemistry from the University of Michigan at Ann Arbor.

     Mr. Spindler has served as a director of the Company since October 1994. From 1993 to February 1996 Mr. Spindler served as President and Chief Executive Officer of Apple Computer, Inc. From 1980 to 1993, he held a variety of management positions at Apple, including Vice President of International Marketing and Sales, President and Chief Operating Officer of Apple Europe. Prior to joining Apple, Mr. Spindler served as European marketing manager for Intel Corporation, and as European marketing manager for Digital Equipment Corporation. Mr. Spindler has also held positions at Schlumberger Ltd. and Siemens AG. Mr. Spindler holds an M.S. in Engineering from Rheinische Fachhochschule.

     There are no family relationships among directors or executive officers of the Company.

Board Meetings and Committees

     The Board of Directors of the Company held a total of six meetings during the year ended December 31, 1997. No nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors or committees on which such person served. The Board of Directors has a Compensation Committee, an Audit Committee and a Nominating Committee.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, grants stock options and stock awards to employees and consultants under the Company's stock option and award plans and otherwise determines compensation levels, and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which was composed of Michael Spindler and David Douglass through December 16, 1997 and Messrs. Spindler and Erra for the remainder of December 1997, held three meetings during 1997. Director Douglass is not standing for reelection at the 1998 annual meeting of stockholders.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff, and management performance and procedures in connection with audit and financial controls. The Audit Committee, which was composed of Messrs. Douglass and Mohr through December 16, 1997 and Messrs. Brown and Douglass for the remainder of 1997, held two meetings during 1997. Director Douglass is not standing for reelection at the 1998 annual meeting of stockholders.

     The Nominating Committee evaluates candidates for board membership and makes recommendations regarding such evaluations to the Board. The Nominating Committee was formed in December 1997 and was composed of Messrs. Roe and James Heisch, the Company's former President and Chief Executive Officer, who is not standing for reelection at the 1998 annual meeting of stockholders.

     The Company anticipates that, because Messrs. Douglass and Heisch are not standing for reelection at the 1998 annual meeting, the Board will reappoint the committees on which they were serving at its first meeting following the annual stockholders meeting.

Compensation of Directors

     As of December 1997, the Company pays its nonemployee directors fees of $1,500 per Board meeting attended and $500 per Committee meeting attended and reimburses travel expenses incurred by nonemployee directors in attending meetings. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1995 Director Stock Option Plan, directors who are not employees of the Company receive initial and annual stock option grants. The Company does not pay additional amounts for special assignments of the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS:
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                             EXECUTIVE COMPENSATION

Compensation Tables

     Summary Compensation Table. The following table sets forth certain information for the years ended December 31, 1997, 1996 and 1995 regarding the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE

            Name and                                                                                   All Other
       Principal Position          Year           Salary               Bonuses          Options     Compensation(1)
-------------------------------   ------   -------------------   ------------------   ----------   ----------------
James A. Heisch                   1997        $   214,346           $   20,000 (2)     $ 50,000         $3,692
 President and Chief              1996            189,711               20,000 (3)      290,000          3,600
 Executive Officer                1995            175,000               17,500 (4)       47,232          3,600
Richard D. Brounstein             1997             93,733 (6)              --           100,000          2,400
 Vice President, Finance and
 Chief Financial Officer(5)
John N. Hendrick                  1997            184,481                7,500 (7)       35,000          3,646
 Vice President and               1996            175,000                7,500 (8)       65,000          3,600
 Chief Operating Officer          1995            196,000                  --             2,790          3,600
Carol A. Chludzinski              1997            157,419               62,032 (9)       20,000          6,154
 Senior Vice President N. Am.     1996            110,000               24,000 (10)     120,000          4,938
 Sales & Marketing                1995             33,746 (11)           8,000 (12)      20,000          1,108
Patricia S. Garfield              1997            106,923 (14)                          100,000          3,225
 Vice President, World Wide
 Marketing(13)

------------
 (1) Consists of automobile expenses paid for by the Company.
 (2) Mr. Heisch's employee bonus for his continuous service with the Company during 1997.
 (3) Mr. Heisch's employee bonus for his continuous service with the Company during 1996.
 (4) Mr. Heisch's employment agreement with the Company provided for a 10% bonus after 6 months of employment with the Company.
 (5) Mr. Brounstein joined the Company as Vice President, Finance and Chief Financial Officer in May 1997.
 (6) Had he been employed for all of calendar 1997, Mr. Brounstein's annual salary would have been $140,000.
 (7) Mr. Hendrick's employee bonus for his continuous service with the Company during 1997.
 (8) Mr. Hendrick's employee bonus for his continuous service with the Company during 1996.
 (9) Ms. Chludzinski's employment agreement with the Company provided for a sales bonus for 1997.
(10) Ms. Chludzinski's employment agreement with the Company provided for an annual bonus of $24,000.
(11) Ms. Chludzinski joined the Company as Director of Sales and Marketing in September 1995. Had she been employed for all of calendar 1995, her annual salary would have been $100,000.
(12) Had Ms. Chludzinski been employed for all of calendar 1995, her annual bonus would have been $24,000.
(13) Ms. Garfield accepted the position of Vice President, WorldWide Marketing in February 1997.
(14) Ms. Garfield's annual salary would have been $120,000 if she had been employed for all of calendar 1997.

     Option Grants in Last Fiscal Year. The following table sets forth certain information concerning stock options granted during the calendar year ended December 31, 1997 to the executive officers named in the Summary Compensation Table above. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.


            OPTION GRANTS IN CALENDAR YEAR ENDED DECEMBER 31, 1997




                                                                                      Potential Realizable
                                                                                    Value at Assumed Annual
                                                                                      Rates of Stock Price
                                                                                        Appreciation for
                                           Individual Grants                             Option Term(1)
                        --------------------------------------------------------   --------------------------
                           Number of
                           Securities      % of Total     Exercise
                           Underlying        Options      or Base
                            Options          Granted       Price      Expiration
          Name            Granted (#)        in 1997       ($/SH)        Date         5% ($)        10% ($)
----------------------- ---------------   ------------   ---------   -----------   -----------   ------------
James A. Heisch              50,000(2)          3%        $ 4.50      12/16/07      $141,500      $  385,592
                             50,000(3)          3%        $ 4.81        9/5/07       151,342         383,534
                             36,120(3)          2%        $ 4.81        9/5/07       109,330         277,065
                             40,000(3)          2%        $ 4.81        9/5/07       120,998         306,636
                            200,000(3)         12%        $ 4.81        9/5/07       605,370       1,534,134
Richard D. Brounstein        25,000(2)          1%        $ 4.50      12/16/07        70,750         179,296
                             75,000(3)          4%        $ 4.81        9/5/07       227,014         575,300
John N. Hendrick             35,000(2)          2%        $ 4.50      12/16/07        99,050         251,014
                              2,790(3)          *         $ 4.81        9/5/07         8,445          51,401
                             40,000(3)          2%        $ 4.81        9/5/07       121,074         306,827
                             25,000(3)          1%        $ 4.81        9/5/07        75,671         191,767
Carol A. Chludzinski         20,000(2)          1%        $ 4.50      12/16/07        56,600         143,437
                              3,000(3)          *         $ 4.81        9/5/07         9,081          23,012
                             80,000(3)          5%        $ 4.81        9/5/07       242,148         613,654
                             37,000(3)          2%        $ 4.81        9/5/07       111,993         283,815
                             20,000(3)          1%        $ 4.81        9/5/07        60,537         153,413
Patricia S. Garfield        100,000(2)          6%        $ 4.81        9/5/07       302,685         767,067

------------
 * Less than 1%.
(1) The potential realizable value is based on the term of the option at date of the grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company Stock. There can be no assurance that the amounts reflected in this table will be achieved.
(2) The shares subject to these options will vest at a rate of 12/48 of the shares subject to the option on December 16, 1998 and an additional 1|M/48th of the shares at the end of each full month thereafter.
(3) These options are subject to an agreement between the optionee and the Company in connection with the repricing of such options on September 5, 1997. These options are exercisable one year from the date of repricing (September 5, 1998).

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values. The following table sets forth, for each of such executive officers, the number and value of vested and unvested options held at December 31, 1997.


              AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                             Number of Shares       Value of Unexercised
                                                          Underlying Unexercised        In-the-Money
                                Shares          Value           Options at               Options at
                                                            December 31, 1997        December 31, 1997
                              Acquired on     Realized    ----------------------   ----------------------
            Name             Exercise (#)      ($)(1)       Vested     Unvested      Vested      Unvested
--------------------------- --------------   ----------   ---------   ----------   ----------   ---------
James A. Heisch ...........       0              0         161,153     256,079       36,681      32,182
Richard D. Brounstein .....       0              0               0     100,000            0           0
John N. Hendrick ..........       0              0          89,719     100,802      104,882      42,068
Patricia S. Garfield ......       0              0               0     100,000            0           0
Carol A. Chludzinski ......       0              0          48,042     111,958            0           0

------------
(1) Represents the fair market value of the Company's Common Stock on the date of exercise (based on the price last reported sale on the Nasdaq National Market) less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.
(2) All vested options may be immediately exercised. In addition, 25,115 and 19,213 unvested options held by Messrs. Hendrick and Heisch, respectively, may be immediately exercised, but shares purchased upon exercise of unvested options are subject to repurchase at the option of the Company at the original issuance price. The Company's repurchase right lapses over the scheduled vesting period.
(3) Calculated by determining the difference between the fair value of the securities underlying the options on December 31, 1997 ($4.375 per share), and the exercise price (ranging from $2.70 per share to $4.813 per share).

Option Repricing Report and Table

     In  May  1997  and  September  1997,  the Board of Directors, including the
Compensation Committee thereof, authorized the exchange of certain stock options at the then fair market values of the Company's Common Stock. The Company and the Board of Directors took this action to retain employees due to intense competition for experienced personnel and to maintain momentum relating to the United States commercial launch of the Company's TUNA system for treatment of benign prostatic hyperplasia. In particular, the competition for skilled sales and marketing personnel in the medical device industry has been, and is expected to continue to be, intense. In the judgment of the Board of Directors, including the Compensation Committee thereof, the disparity between the original exercise prices of the Company's outstanding stock options and the market price for the Common Stock at the time of the repricings did not provide a meaningful incentive or retention device to the employees holding those stock options. The Board, including the Compensation Committee, therefore determined that the repricing of stock options was in the best interests of the Company and its stockholders.

     In May 1997, options to purchase 866,250 shares of Common Stock at exercise prices ranging from $7.500 to $11.875 per share were exchanged for a like number of options at an exercise price of $6.875 per share. Participants in the May 1997 repricing were required to agree not to exercise their new options, except in the case of death, disability or involuntary termination of employment, for a period of one year (in the case of executive officers) and six months (in the case of all other employees). In September 1997, options to purchase 987,581 shares of Common Stock at exercise prices ranging from $6.250 to $6.875 per share were exchanged for a like number of options at an exercise price of $4.813 per share. Participants in the September 1997 repricing were required to agree not to exercise their new options, except in the case of death, disability or involuntary termination of employment, for a period of one year (in the case of executive officers) and six months (in the case of all other employees).

     The   following   table   sets  forth  certain  information  regarding  the
participation of the Named Executive Officers and other officers in the Company's repricing of stock options described above.


                        TEN YEAR OPTION/SAR REPRICINGS

                                                        Market                                   Length of
                                      Number of         Price         Exercise                    Original
                                      Securities     of Stock at      Price at                  Option Term
                                      Underlying       Time of        Time of                   Remaining at
                                       Options/       Repricing      Repricing        New         Date of
                                         SARs             or             or        Exercise     Repricing or
                                     Repriced or      Amendment      Amendment       Price       Amendment
          Name             Date      Amended (#)         ($)            ($)           ($)        (in Years)
----------------------- ---------   -------------   -------------   -----------   ----------   -------------
James A. Heisch          5/07/97        40,000        $  6.875       $  7.625      $  6.875          8.7
                                       200,000           6.875          8.750         6.875          8.9
                                        50,000           6.875         10.875         6.875          9.6
John N. Hendrick         5/07/97        40,000        $  6.875       $  7.625      $  6.875          8.7
                                        25,000           6.875         10.875         6.875          9.6
Carol A. Chludzinski     5/07/97        20,000        $  6.875       $  7.500      $  6.875          8.4
                                         3,000           6.875         10.250         6.875          8.8
                                        37,000           6.875          9.250         6.875          8.9
                                        80,000           6.875         10.875         6.875          9.6
Patricia S. Garfield     5/07/97       100,000        $  6.875       $  7.750      $  6.875          9.8
All other executive
 officers as a group
 (0 persons)                 --              0              --             --            --          --
James A. Heisch          9/05/97        36,120        $  4.813       $  6.250      $  4.813          7.9
                                        40,000           4.813          6.875         4.813          8.3
                                       200,000           4.813          6.875         4.813          8.6
                                        50,000           4.813          6.875         4.813          9.3
John N. Hendrick         9/05/97         2,790        $  4.813       $  6.25       $  4.813          7.9
                                        40,000           4.813          6.875         4.813          8.3
                                        25,000           4.813          6.875         4.813          9.3
Richard D. Brounstein    9/05/97        75,000        $  4.813       $  6.875      $  4.813          9.7
Carol A. Chludzinski     9/05/97        20,000        $  4.813       $  6.875      $  4.813          8.1
                                         3,000           4.813          6.875         4.813          8.4
                                        37,000           4.813          6.875         4.813          8.6
                                        80,000           4.813          6.875         4.813          9.3
Patricia S. Garfield     9/05/97       100,000        $  4.813       $  6.875      $  4.813          9.5
All other executive
 officers as a group
 (0 persons)                 --              0              --             --            --          --

                         COMPENSATION COMMITTEE REPORT

     THE FOLLOWING REPORT IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.

     Compensation Philosophy. The goals of the Company's executive compensation program are to attract and retain executive officers who will strive for excellence, and to motivate those individuals to achieve superior performance by providing them with rewards for assisting the Company in meeting revenue and profitability targets.

     Compensation for the Company's executive officers consists of base salary and potential cash bonus, as well as potential long-term incentive compensation through stock options. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

     Cash-based Compensation. Each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers. This base salary plan is based on industry and peer group surveys and performance judgments as to the past and expected future contributions of the individual executive officers. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company. A variety of factors, both individual and corporate, were considered in evaluating the performance of the Company's executive officers. The Company adopted an executive bonus program for 1997 with bonuses payable to executive officers based on achievement of quarterly and annual revenue and earnings targets. The revenue target for the first quarter of 1997 was achieved, and, accordingly, bonuses were paid under this program.

     Stock Option Awards for 1997. The Company's 1992 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity. Consistent with this philosophy, in December 1997 the Committee granted an incentive stock option of 50,000 shares with a four year vesting period to James Heisch, the Company's then Chief Executive Officer. As with other executive officers of the Company, the amount of the stock option award is based on attainment of a combination of corporate and individual performance objectives. In addition, Mr. Heisch received regrants of stock options in connection with the stock option repricing programs described under "Executive Compensation--Stock Option Repricing Report and Table." The basis for the decision of the Board and Compensation Committee to approve such stock option repricing is as set forth in such section.

     Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

Respectfully submitted,
Robert Erra and Michael H. Spindler

                            STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index, and an index based on companies in a peer group (Hambrecht & Quist Technology and Growth Index for Health Care and Medical Technology excluding Biotechnology). The graph assumes the investment of $100 on June 21, 1995, the date of the Company's initial public offering. The performance shown is not necessarily indicative of future performance.


[GRAPHIC OMITTED]

[The Following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                 6/21/95    12/95    12/96     12/97

VIDAMED, INC.                       100      146      198      167
NASDAQ U.S.                         100      114      140      172
PEER GROUP                          100      135      150      179

                                PROPOSAL NO. 2:
              AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN


     The Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") provides employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Company proposes to amend the Purchase Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares to a new total of 400,000 shares. The essential features of the Purchase Plan are set forth below.

     Status of Shares. As of December 31, 1997, 106,167 shares had been issued under the Purchase Plan and 93,833 shares remained available for issuance under the Purchase Plan as of such date. If the proposed amendment to the Purchase
Plan is approved, an additional 200,000 shares of Common Stock will be available for issuance pursuant to the Purchase Plan.

     Operation of the Purchase Plan. Under the Purchase Plan, the Company withholds a percentage of each salary payment to participating employees over certain offering periods. The Purchase Plan is currently implemented by overlapping twenty-four month offering periods which commence on January 1 and July 1 of each year. Each such offering period is divided into four six month purchase periods. On the last business day of each purchase period, the funds withheld are applied to the purchase of shares of Common Stock unless such participating employee withdraws from the offering period prior to such purchase date. To the extent permitted by Rule 16b-3 of the Securities Exchange Act, if the fair market value of the Common Stock on the last day of the purchase period is lower than the fair market value of the Common Stock on the first day of the offering period, then all participating employees in such offering period shall be automatically withdrawn from such offering period immediately after the stock purchase on the last day of the purchase period and automatically re-enrolled in the immediately following offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

     Eligibility; Administration. Employees are eligible to participate in the Purchase Plan if they have been employed by the Company on a given Enrollment Date. Payroll deductions may not exceed 15% of an employee's compensation, which under the Purchase Plan is defined as base straight time gross earnings plus overtime and commissions. No employee may purchase more than $25,000 worth of stock in any calendar year. The Purchase Plan is currently administered by the Board of Directors.

     Purchase Price; Market Value. The price at which stock is purchased under the Purchase Plan is equal to 85% of the fair market value of the common Stock on the first day of the applicable offering period or the last day of each purchase period, whichever is lower.

     Amendment and Termination. The Board of Directors may amend the Purchase Plan from time to time or may terminate it or any purchase period or offering period under it, without approval of the stockholders. However, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders with respect to plan amendments to the extent and in the manner required by such law or regulation. In the event of a merger or sale of substantially all of the assets of the Company, the Board may shorten the offering period or permit the assumption of outstanding rights to purchase Common Stock. The Purchase Plan will terminate in April 2005 unless earlier terminated by the Board.

     Tax Consequences of Purchase Plan Transactions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income is taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the share, the participant will generally be subject to tax, depending in part on how long the shares are held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased by the participant over the participant's purchase price. Any additional gain or loss on the sale or disposition will be capital gain or loss. the Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.


RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE PURCHASE PLAN.

                                PROPOSAL NO. 3:
                       AMENDMENT TO THE 1992 STOCK PLAN

     As of December 31, 1997 a total of 3,100,000 shares of Common Stock have been reserved for issuance under the Company's 1992 Stock Plan (the "Stock Plan"). As of December 31, 1997, 2,823,436 shares had been issued upon the exercise of stock options granted under the Stock Plan, 1,881,160 options were outstanding and 554,651 shares remained available for future grant. The Stock Plan is administered by the Compensation Committee of the Board of Directors. Under the Stock Plan, options may be granted to employees, including directors who are employees, and consultants. Only employees may receive "incentive stock options," which are intended to qualify for certain tax treatment; nonemployees receive "non-statutory stock options," which do not qualify for such treatment. The exercise price of incentive stock options under the Stock Plan must at least equal the fair market value of the Common Stock on the date of grant, while the exercise price of nonstatutory options must at least equal 85% of such market value. Options granted under the Stock Plan generally vest on a cumulative monthly basis over four years, and in the case of incentive stock options, must be exercised within ten years.

     Status of Shares. An additional 1,200,000 shares will be authorized and available for future grants under the Stock Plan for a new total of 4,300,000 shares. The principal purpose of the increase in authorized shares is to facilitate stock option grants to David Illingworth, the Company's new President and Chief Executive Officer, as well as to provide a sufficient reserve for option grants to potential new employees. The Board, including the Compensation Committee thereof, has approved option grants aggregating 750,000 shares of Common Stock to Mr. Illingworth in connection with his employment as President and Chief Executive Officer. Accordingly, the increase in the shares reserved for issuance under the Stock Plan is necessary to provide a sufficient reserve for these grants as well as for option grants to potential new employees.

     Eligibility; Administration. Under the Stock Plan, employees may be granted "incentive stock options" intended to qualify within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonemployees may be granted "non-statutory stock options" not intended to qualify under such statute, and Outside Directors are granted automatic non-statutory stock options. The Stock Plan is currently administered by the Compensation Committee of the Board of Directors which determines the terms of stock purchase rights and options granted, including the exercise price, the number of shares subject to the option and the options' exercisability.

     Exercise Price; Market Value. The exercise price of incentive stock options and non-statutory stock options granted under the Stock Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of the grant. Payment of the exercise price may be made in cash, promissory note, shares of Common Stock or certain other consideration.

     Exercisability. Options granted under the Stock Plan generally become exercisable at a rate of one-fourth of the shares of stock subject to the option one year after the grant and subsequently one forty-eighth of the shares of stock subject to option per month. The term of an option may not exceed ten years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

     Amendment and Termination. The Board of Directors may at any time amend, alter, suspend or discontinue the Stock Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Stock Plan amendment in such a manner and to such a degree as required.

     Change of Control. In the event of a change in control of the Company, including a merger or sale of substantially all of the Company's assets (a "change of control"), outstanding options held by executive officers, other than David Illingworth, the Company's new President, will become fully exercisable and vested upon such change in control. The options granted to Mr. Illingworth provide that 50% of his unvested options will vest upon a change of control and the remaining unvested options will vest in the event his employment is terminated without cause by the successor entity within 12 months after the date of the change of control. In September 1997, the Company's Board of Directors approved an amendment to the form of option agreement used pursuant to the Plan, which amendment provides that the in event of termination of an employee's employment following a change of control transaction (other than for cause), the option shall become exercisable in full upon such termination.

     Tax Information Regarding Stock Options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10% stockholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

     An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.


RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK PLAN.

                                PROPOSAL NO. 4:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and has further directed that man agement submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

     If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Absten tions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE PROPOSAL


                             CERTAIN TRANSACTIONS

     In August 1994, the Company entered into a cross license agreement with RITA, formerly known as ZoMed International, Inc., a corporation formed to develop a system for treating certain cancers. Mr. Edwards is one of the co-founders of RITA. Mr. Edwards is a member of RITA's Board of Directors.

     The cross license grants RITA a worldwide, exclusive, royalty-bearing license to use VidaMed technology in applications for the diagnosis and treatment of cancer and grants VidaMed a worldwide, exclusive, royalty-free license to use RITA technology in applications for the treatment of urological disorders other than cancer. The cross license between VidaMed and RITA allows both companies to develop products for treatment of prostate cancer and cancers of the lower urinary tract. For purposes of the cross license, VidaMed technology and RITA technology con sist of technology developed prior to the earlier of (i) a merger, reorganization or sale of substantially all of the assets of VidaMed or RITA or (ii) December 31, 1999, and with respect to applications for prostate and lower urinary tract cancers, technology existing at the date of the cross license.

     As consideration for the cross license, RITA issued VidaMed 1,800,000 shares of RITA common stock. RITA will also pay royalties to VidaMed based on a percentage of net sales of products incorporating VidaMed technology, subject to an aggregate maximum of $500,000. However, in the event that VidaMed introduces a product for treatment of cancer of the prostate or lower urinary tract, no royalties will be payable on any such product introduced by RITA. The cross license and related transactions involving the organization of RITA were approved by a majority of the disinterested stockholders of VidaMed as required by applicable law.

     In August 1996, Mr. Heisch exercised options to purchase 10,000 shares of the Company's Common Stock. A portion of the purchase price for such shares was paid by delivery of a full-recourse promissory note in the principal amount of $27,000 bearing interest at the rate of 7.96%. The principal and the accrued interest are due on February 1, 2000.

     In January 1996, Mr. Hendrick exercised options to purchase 34,492 shares of the Company's Common Stock. A portion of the purchase price for such shares was paid by delivery of a full-recourse promissory note in the principal amount of $93,128.40 bearing interest at the rate of 7.96% per annum. The principal and accrued interest are due on February 1, 2000, but are immediately due and payable in the event of termination of Mr. Hendrick's employment with the Company.

     Patricia Garfield, Vice President of Marketing of the Company, is President of HealthCare Recruiters International of the Bay Area, a health care executive search firm. Since joining VidaMed, Ms. Garfield has not participated in the day-to-day operations of such firm. During 1997, the Company paid Healthcare Recruiters fees for executive searches aggregating $136,650.

     All future transactions, including any loans from the Company to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and dis interested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file required reports by these dates during the fiscal year ended December 31, 1997. To the best of the Company's knowledge, all of these filing requirements have been satisfied, except that Wayne Roe, Richard Brounstein and Robin Bush did not timely file their initial statements of beneficial ownership of securities on Form 3. In addition, Richard D. Brounstein, Robin Bush, Carol Chludzinski, James Heisch and John Hendrick did not timely file their annual statements of changes in beneficial ownership of securities on Form 5. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, VIDAMED, INC., 46107 LANDING PARKWAY, FREMONT, CALIFORNIA 94538.


                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ David J. Illingworth

                                     David J. Illingworth
                                     President and Chief Executive Officer
Dated: April 6, 1998

                                                                      APPENDIX A

                                      PROXY

                                  VIDAMED, INC.
                       1998 Annual Meeting of Stockholders

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of VidaMed, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 6, 1998, and hereby appoints Richard Brounstein and William Weiland or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of VidaMed, Inc., to be held May 7, 1998 at 10:00 a.m., local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 and any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


1. Election of Directors:

     [ ] FOR all the nominees listed below (except as indicated).

     [ ] WITHHOLD authority to vote for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

    Franklin D. Brown, Stuart D. Edwards, Robert Erra, David J. Illingworth,
              Wayne I. Roe, John V. Scibelli, Michael H. Spindler

2. Proposal to approve an amendment to the 1995 Employee Stock Purchase Plan to increase the number of Common Stock reserved for issuance thereunder by 200,000 shares to a new total of 400,000 shares.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

(Continued from other side)


3. Proposal to approve an amendment to the 1992 Stock Plan to increase the number of Common Stock reserved for issuance thereunder by 1,200,000 shares to a new total of 4,300,000 shares.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending 1998.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of Directors; (2) for the amendment to the Company's 1995 Employee Stock Purchase Plan; (3) for the amendment of the Company's 1992 Stock Plan; (4) for ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may come before the meeting.



                                            Dated ----------------------- , 1998

                                            Signature: ------------------------

                                            Signature: ------------------------

                                            NOTE:  (This proxy should be marked,
                                            signed by the stockholder(s) exactly
                                            as his or her name  appears  hereon,
                                            and   returned   promptly   in   the
                                            enclosed  envelope.  Persons signing
                                            in a  fiduciary  capacity  should so
                                            indicate.  If  shares  are  held  by
                                            joint   tenants   or  as   community
                                            property, both should sign.)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED
OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.